UNITED STATES
     SECURITIES AND EXCHANGE COMMISSION
     Washington D.C., 20549

     Form 8-K

     CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) March 28, 1996


     Commission file number 0-16734


     C.E.C. INDUSTRIES CORP.
     (Exact name of registrant as specified in charter)

          Nevada                             87-0217252
     (State of other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                    Identification Number)

     23 Cactus Garden Drive, F-60
     Green Valley (Henderson), Nevada                  89014
     (Address of Principal Executive Office)                (Zip Code)
     (702) 436-2500
     (Registrant's Telephone Number, Including Area Code)

     Copies To:
     Donald J. Stoecklein, Esq.
     Attorney at Law
     23 Cactus Garden Drive, F-60
     Henderson, Nevada 89014
     (702)451-8121


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C.E.C. INDUSTRIES CORP.  PAGE 2


Item No. 1.   Changes in Control of Registrant.

     No events to report.

Item No. 2.   Acquisition or Disposition of Assets.

     On March 28, 1996, the Company entered into an Agreement to issue to O.T.S. Holdings, Inc., 8,660,000 shares of common restricted voting stock of C.E.C. Industries Corp. in exchange for: 100% of the issue and outstanding common shares of Basia Holdings, Inc., a Tennesee Corporation holding 9,000 acres of fee land with approximately 52,000,000 tons of minable low sulfer coal, 100% of the issued and outstanding shares of Mid-Nevada Art; and 100% of the Atlas Methane Development Corporation Gas and Mineral Lease, which leasehold's interests includes approximately 13,500 acres located in the Black Warrier Lagoon area of Alabama containing 31 billion cubic feet of methane reserves.

Item No. 3   Bankruptcy or Receivership.

     No events to report.

Item No. 4 Changes in Registrant's Certifying Accountant

     No events to report.

Item No. 5. Other Events.

     No events to report.

Item No. 6.  Resignation of Registrant's Directors.

          Effective March 28, 1996, the Company accepted the resignations of GEORGE A. MATTHEWS, DONALD J. STOECKLEIN and RONALD G. STOECKLEIN as
Directors
of the Company. GERALD LEVINE, MARIE LEVINE and AL GREEN were appointed to the Board of Directors.

Item No. 7.  Financial Statement, Proforma Financial Information and Exhibits.

     1. Agreement for the Exchange of Common Stock between O.T.S. Holdings, Inc. and C.E.C. Industries Corp. dated March 28, 1996.




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C.E.C. INDUSTRIES CORP.  PAGE 3
     SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.E.C. INDUSTRIES CORP.

By:s/Gerald Levine                           Dated: April 19, 1996
-------------------------
Gerald Levine, President